SILVER DRAGON RESOURCES INC.
5160 YONGE STREET
SUITE 803
TORONTO, ONTARIO, CANADA, M2N 6L9

BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

2 OF 2
36
48

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on September 22, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Silver Dragon Resources Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on September 22, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Silver Dragon Resources Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

→ 0000 0000 0000

NAME	
SILVER DRAGON RESOURCES INC-COMMON	123,456,789,012.12345
SILVER DRAGON RESOURCES INC-COMMON	123,456,789,012.12345
SILVER DRAGON RESOURCES INC-COMMON	123,456,789,012.12345
SILVER DRAGON RESOURCES INC-COMMON	123,456,789,012.12345
SILVER DRAGON RESOURCES INC-COMMON	123,456,789,012.12345
SILVER DRAGON RESOURCES INC-COMMON	123,456,789,012.12345
SILVER DRAGON RESOURCES INC-COMMON	123,456,789,012.12345
SILVER DRAGON RESOURCES INC-COMMON	123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ SLVDR1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SILVER DRAGON RESOURCES INC.

The Board of Directors recommends a vote FOR all the listed nominees and Item 2.

Vote on Directors

Nominees:	For	Against	Abstain
1a. Marc Hazout	☐	☐	☐
1b. Manuel Chan	☐	☐	☐
1c. Colin Sutherland	☐	☐	☐
1d. Geln MacMullin	☐	☐	☐
1e. Guoqiang Hao	☐	☐	☐

Vote on Proposal

	For	Against	Abstain
2. Ratify SF Partnership, LLP. as auditors	☐	☐	☐

(**NOTE:** Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

Signature [PLEASE SIGN WITHIN BOX] Date

P67910

Signature (Joint Owners) Date

123,456,789,012
827692104
48

00000000000 06

LOCATION OF SILVER DRAGON RESOURCES INC. ANNUAL MEETING OF SHAREHOLDERS

Tuesday, September 23, 2008 at 10:30 a.m. EDT
Novotel North York
The Duncan Room (2nd Floor)
3 Park Home Avenue
Toronto, Ontario, Canada M2N 6L3

Telephone: 416-733-3403



Finch Avenue W
Senlac
Yonge
North York
Bathurst
Drive
Betty Ann
Avenue
Park Home
York Cemetery
Beecroft Rd
Road
Avenue
Street
Sheppard
Exit 369 Yonge St. North
TORONTO
Street
Toronto Harbour
Airport 25 km
401
Downtown 20 km

Directions

From Pearson International Airport, follow Hwy 401 east, exit for Yonge Street North, follow Yonge Street past 6 traffic lights then turn left onto Park Home Ave. The hotel is on the left. From Eastern Ontario, Ottawa or Quebec, follow Hwy 401 to Toronto West, exit for Yonge Street to Park Home Ave. From Niagara Falls, Buffalo, Rochester and the US Border, follow the QEW (Queen Elizabeth Way), to Toronto East to Hwy 427 and head north to Hwy 401 east, follow the same directions as from the airport.

Airport :	PEARSON INTL AIRPORT
Railway Station :	VIA/UNION STATION
Underground Station :	**Line Station**
YONGE	NORTH YORK CENTER

Beneficial owners of common stock held in street name by a broker or bank will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your broker or bank are examples of proof of ownership.

↑ FOLD AND DETACH HERE ↑

PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS
September 23, 2008

The undersigned, having received the Notice of Annual Meeting of Shareholders and proxy statement, revoking any proxy previously given, hereby appoint(s) Marc M. Hazout and Manuel Chan, and either of them, as proxies to vote as directed all shares the undersigned is (are) entitled to vote at the Silver Dragon Resources Inc. 2008 Annual Meeting of Shareholders and authorize(s) each to vote in his discretion upon other business as may properly come before the meeting or any adjournment or postponement thereof. **If this signed proxy card contains no specific voting instructions, these shares will be voted "FOR" all nominees for director and "FOR" Item 2, and in the discretion of the named proxies, on all other matters.**

IF YOU DO NOT VOTE BY TOUCH-TONE PHONE OR VIA THE INTERNET, PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)